EXHIBIT 11.1

                                                                EXHIBIT 11.1


                              AVON PRODUCTS, INC.
                COMPUTATION OF PRIMARY INCOME (LOSS) PER SHARE
                     (In millions, except per share data)


                                                           Three months ended
                                                                June 30
                                                           ------------------
                                                           1994          1993
                                                           ----          ----

Weighted average shares of common stock:
  Weighted average shares outstanding during the period.  70.86         72.05
  Common stock equivalents*.............................     --            --
                                                         ------        ------

  Weighted average shares for primary income per share
    computation.........................................  70.86         72.05
                                                         ======        ======

Income (loss) per share of common stock:
  Income from continuing operations..................... $ 72.3        $ 65.9
  Discontinued operations
    Income (loss), net of taxes.........................    2.8           (.3)
    (Loss) on sale......................................  (25.0)           --
                                                         ------        ------
  Net income............................................ $ 50.1        $ 65.6
                                                         ======        ======

Primary income (loss) per share of common stock:
  Continuing operations................................. $ 1.02        $  .91
  Discontinued operations, net..........................   (.31)           --
                                                         ------        ------
  Net income............................................ $  .71        $  .91
                                                         ======        ======


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*Common stock equivalents are not reported because they result in less than three percent dilution.

                                                                EXHIBIT 11.1


                              AVON PRODUCTS, INC.
                COMPUTATION OF PRIMARY INCOME (LOSS) PER SHARE
                     (In millions, except per share data)


                                                            Six months ended
                                                                June 30
                                                            ----------------
                                                            1994        1993
                                                            ----        ----

Weighted average shares of common stock:
  Weighted average shares outstanding during the period.   71.39       72.04
  Common stock equivalents*.............................      --          --
                                                         -------     -------

  Weighted average shares for primary income per share
    computation.........................................   71.39       72.04
                                                         =======     =======

Income (loss) per share of common stock:
  Income from continuing operations before
    cumulative effect of accounting changes............. $ 103.4     $  90.6
  Discontinued operations
    Income (loss), net of taxes.........................     1.2         (.4)
    (Loss) on sale, net of taxes in 1993................   (25.0)      (10.0)
  Cumulative effect of accounting changes...............   (45.2)     (107.5)
                                                         -------     -------
  Net income (loss)..................................... $  34.4     $ (27.3)
                                                         =======     =======

Primary income (loss) per share of common stock:
  Continuing operations................................. $  1.45     $  1.26
  Discontinued operations, net..........................    (.34)       (.15)
  Cumulative effect of accounting changes...............    (.63)      (1.49)
                                                         -------     -------
  Net income (loss)..................................... $   .48     $  (.38)
                                                         =======     =======


- ----------
*Common stock equivalents are not reported because they result in less than three percent dilution.